Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Horizon Lines, Inc.

(Exact name of obligor as specified in its charter)

Delaware	74-3123672
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

Horizon Lines Holding Corp.

(Exact name of obligor as specified in its charter)

Delaware	55-0816583
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

Hawaii Stevedores, Inc.

(Exact name of obligor as specified in its charter)

Hawaii	99-0108338
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

965 North Nimitz Highway Honolulu, Hawaii	96817
(Address of principal executive offices)	(Zip code)

Horizon Lines, LLC

(Exact name of obligor as specified in its charter)

Delaware	56-2098440
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

Horizon Lines of Puerto Rico, Inc.

(Exact name of obligor as specified in its charter)

Delaware	56-2224254
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Metro Office Park Guaynabo, Puerto Rico	00968
(Address of principal executive offices)	(Zip code)

Horizon Lines of Alaska, LLC

(Exact name of obligor as specified in its charter)

Delaware	56-2267510
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1717 Tidewater Road Anchorage, Alaska	99501
(Address of principal executive offices)	(Zip code)

Horizon Lines of Guam, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0386469
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

Horizon Lines Vessels, LLC

(Exact name of obligor as specified in its charter)

Delaware	56-2279637
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

H-L Distribution Service, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0937637
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

Horizon Logistics, LLC

(Exact name of obligor as specified in its charter)

Delaware	59-3765785
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4064 Colony Road Suite 200 Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip code)

Aero Logistics, LLC

(Exact name of obligor as specified in its charter)

Delaware	94-3409309
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

345 Swift Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip code)

Sea-Logix, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-0937580
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

200 West Manville Street Rancho Dominguez, California	90220
(Address of principal executive offices)	(Zip code)

Horizon Services Group, LLC

(Exact name of obligor as specified in its charter)

Delaware	56-2277227
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

600 East Las Colinas Blvd. Suite 550 Irving, Texas	75039
(Address of principal executive offices)	(Zip code)

6.00% Series A Convertible Senior Secured Notes due 2017

6.00% Series B Mandatorily Convertible Senior Secured Notes

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,624
Interest-bearing balances	186
Securities:
Held-to-maturity securities	0
Available-for-sale securities	828,663
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	60,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,561
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	201,961
Other assets	146,990

Total assets	$2,104,798

LIABILITIES
Deposits:
In domestic offices	506
Noninterest-bearing	506
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	227,247
Total liabilities	496,444
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	482,674
Accumulated other comprehensive income	3,160
Other equity capital components	0
Not available
Total bank equity capital	1,608,354
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,608,354

Total liabilities and equity capital	2,104,798

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 25th day of August, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ GERALDINE CRESWELL
Name:	GERALDINE CRESWELL
Title:	VICE PRESIDENT